EXHIBIT 10.V

Name of Employee:	No. of Shares: [Target # of RSUs]

VALLEY NATIONAL BANCORP
PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT

VALLEY NATIONAL BANCORP, a New Jersey corporation (the “Company”), this ________________, 20__ (the “Award Date”), hereby grants to ______________, an employee of the Company (the “Employee”), pursuant to the Company’s 2009 Long-Term Stock Incentive Plan, as amended (the “Plan”), [target # of RSUs] restricted stock units at target (“Target Award Amount”). Each restricted stock unit (“Unit”) represents the unfunded right to receive one share of the Common Stock, no par value, of the Company (“Share”), subject to the restrictions set forth herein on the terms and conditions hereinafter set forth (the “Award”).
1.    Incorporation by Reference of Plan. The provisions of the Plan, which is available on the VNB Intranet to the Employee, are incorporated by reference herein and shall govern as to all matters not expressly provided for in this Agreement. Capitalized terms not defined herein have the meanings set forth in the Plan. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall govern.
2.        Award of Restricted Stock Units. A record of the Units awarded hereunder (the “Units”) shall be evidenced by the Company in restricted book entry accounts maintained for the Employee with the Company’s transfer agent, or such other administrator designated by the Compensation and Human Resources Committee of the Company’s Board of Directors (the “Committee”), subject to such restrictions and other terms deemed appropriate by the Committee to be applicable to such Award (the “Restrictions”), until all the Restrictions specifically set forth in this Agreement and in Section 9 of the Plan with respect to the Units shall expire or be canceled. Upon the lapse of Restrictions relating to any Units, the Company shall deliver to the participant certificates for the Shares underlying the vested Units (or an applicable book entry shall be made in the restricted book entry account maintained for the Employee for the Shares underlying the vested Units). The Units shall have no voting rights. The Units shall be credited with Dividend Equivalents as set forth in Section 9 of the Plan. However, Dividend Equivalents paid with respect to Shares underlying the Units shall be credited to a restricted book entry account maintained on the Employee’s behalf until the Restrictions with respect to the Units upon which such Dividend Equivalents were paid expire or are canceled, at which time the Company shall evidence the delivery to the Employee of all such Dividend Equivalents, with interest if any. If the Employee forfeits any Units awarded hereunder, such Units and any Dividend Equivalents credited with respect thereto, with interest, if any, shall automatically revert to the Company (without any payment by the Company to the Employee) and shall no longer be reflected in the restricted book entry account for the Employee.

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3.        Restrictions
(a) Vesting. The Units and all related Dividend Equivalents shall not be delivered to the Employee and may not be sold, assigned, transferred, pledged or otherwise encumbered by the Employee until such Units have vested based on achievement of the performance goals set forth in Schedule A and subject to the terms of this Agreement. Any Units earned based on achievement of the specific performance goals shall vest when the Committee certifies the payout level as a result of such performance achievement, and the Shares representing such vested Units shall be paid to the Employee no later than 90 days following the end of the performance period.
(b)    Death. Upon death of the Employee, all Restrictions upon the Target Award Amount shall lapse and such Units shall immediately vest and the Shares representing such vested Units shall be paid promptly to the Employee’s executors, administrators, heirs or distributes, as the case may be. In the event that Employee is continuously employed during the three-year performance period but dies prior to the Committee’s certification of payout level as a result of cumulative performance achievement during that three-year performance period, then the Employee’s executors, administrators, heirs or distributes, as the case may be, shall vest in the number of Units that the Employee would have earned if employed on the date of such certification in accordance with the terms of this Agreement and the Shares representing such vested Units shall be paid promptly to the Employee’s executors, administrators, heirs or distributes, as the case may be.
(c)    Retirement. Upon Retirement, the Units shall remain outstanding until they vest or are forfeited in accordance with the terms set forth in Sections 3(a) and Schedule A. For purposes of this Agreement, “Retirement” means the Employee’s retirement from active employment with the Company, but only if such person meets all of the requirements contained in clause (i) or contained in clause (ii) below:
(i) Employee has a minimum combined total of years of service and age equal to eighty (80); is age fifty-five (55) or older; and provides twelve (12) months prior written notice to the Company of the retirement; or
(ii) Employee has a minimum of five (5) years of service; is age sixty-five (65) or older; and provides twelve (12) months prior written notice to the Company of the retirement.
(d)    Other Termination Events. Units not yet vested (and any related Dividend Equivalents and interest, if applicable) shall be forfeited to the Company automatically and immediately upon the Employee’s ceasing to be employed by the Company and its Subsidiaries for any reason whatsoever, other than death or Retirement (as such term is defined in Section 3(c) above) of the Employee or except as otherwise determined by the Committee. In the event that Employee is continuously employed during the relevant performance period but ceases to be employed (other than by reason of termination for Cause by the Company or voluntary resignation by the Employee) prior to the Committee’s certification of payout level as a result of performance achievement during that performance

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period, then the Employee shall vest in any earned Units based on performance during such performance period and the Shares representing such vested Units shall be paid to the Employee.
(e)    Change in Control. Upon the event of a Change in Control (as such term is defined in the Plan) of the Company, all Restrictions upon the Target Award Amount shall lapse and such Units shall immediately vest.
(f)    Accelerated Restricted Stock Units. With respect to an Employee who is or was at any time a named executive officer (as determined under Item 402 of Regulation S-K of the Securities Exchange Act of 1934, as amended), the Units are subject to all the terms and conditions set forth in the Plan regarding Accelerated Restricted Stock Units including, but not limited to, the retention requirements as provided in Section 9(c) of the Plan.

4.        Registration. If Shares are issued in a transaction exempt from registration under the Securities Act of 1933, as amended, then, if deemed necessary by Company’s counsel, as a condition to the Company issuing certificates representing the Shares, the Employee shall represent in writing to the Company that the Employee is acquiring the Shares for investment purposes only and not with a view to distribution, and the certificates representing the Shares shall bear the following legend:
“These shares have not been registered under the Securities Act of 1933. No transfer of the shares may be affected without an opinion of counsel to the Company stating that the transfer is exempt from registration under the Act and any applicable state securities laws or that the transfer of the shares is covered by an effective registration statement with respect to the shares.”
5.        Incorporation of Plan. The Employee hereby acknowledges that the Employee has access to the Plan on the VNB Intranet (and is aware that he or she may request a written copy) and represents and warrants that the Employee has read and is familiar with the terms and conditions of the Plan. The execution of this Agreement by the Employee shall constitute the Employee’s acceptance of and agreement to all of the terms and conditions of the Plan and this Agreement.
6.        Notices. Except as specifically provided in the Plan or this Agreement, all notices and other communications required or permitted under the Plan and this Agreement shall be in writing and shall be given either by (i) personal delivery or regular mail, in each case against receipt, or (ii) first class registered or certified mail, return receipt requested. Any such communication shall be deemed to have been given (i) on the date of receipt in the cases referred to in clause (i) of the preceding sentence and (ii) on the second day after the date of mailing in the cases referred to in clause (ii) of the preceding sentence. All such communications to the Company shall be addressed to it, to the attention of its Secretary or Treasurer, at its then principal office and to the Employee at the Employee’s last address appearing on the records of the Company or, in each case, to such other person or address as may be designated by like notice hereunder.

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7.        Tax Withholding. If requested by the Employee, the Committee shall cancel Shares to be delivered to the Employee pursuant to this Award having a Fair Market Value, on the day preceding the date of delivery of such Shares, equal to the minimum statutory required tax withholding in connection with delivery of such Shares, and apply the value of such Shares as payment for the Employee’s minimum statutory required tax withholding. The form to be used in making this request is attached as Schedule B.
8.        Clawback. In the event that the Committee, within 3 years of the Award Date or within 3 years of the date of vesting of any portion of the Award hereunder, determines that the number of Units or Shares awarded under this Agreement was based on materially inaccurate financial statements (including, but not limited to, statements of earnings, revenues, or gains) or other materially inaccurate performance metric criteria, then the Company has the right to cancel the unvested Units awarded to the Employee under this Agreement and, with respect to Shares awarded under this Agreement upon the vesting of Units, the Employee agrees that the Company has the right to cancel the Shares delivered to the Employee under this Agreement if still owned by the Employee or, if such Shares are no longer owned by the Employee or the Company is otherwise unable to cancel the Shares, to recover from the Employee the value of the Shares delivered to the Employee under this Agreement.
9.        Miscellaneous.  This Agreement and the Plan contain a complete statement of all the arrangements between the parties with respect to the subject matter hereof, and this Agreement cannot be changed except by a writing executed by both parties. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed exclusively in New Jersey.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
VALLEY NATIONAL BANCORP            EMPLOYEE
By: Gerald Korde                        By:
                             [Employee Name]

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Schedule A

Vesting Conditions for Performance Restricted Stock

1.	Definitions

a.
“GITBV” means the Company’s annual growth in Tangible Book Value per share plus dividends on common stock excluding other comprehensive income and other adjustments as the Committee deems appropriate in its sole discretion, including but not limited to acquisitions. “Tangible Book Value” means total equity of the Company less good will and any other intangibles divided by shares outstanding.

b.
“Peer Group” means the companies in the KBW Regional Bank Index as of the first day of the Performance Period. If a Peer Group company is acquired by or merged with another Peer Group company, the performance of the surviving company is tracked for the remainder of the relevant performance period. If a Peer Group company is acquired by a non-Peer Group company, the acquired company is disregarded. For the avoidance of doubt, a Peer Group company which becomes bankrupt or insolvent during the Performance Period shall be deemed to have a TSR Performance of negative 100%.

c.	“Performance Period” means the period commencing January 1, 2015 and ending December 31, 2017.

d.
“Stock Price” means the average closing price of a share of common stock of the Company, as reported on the principal national stock exchange on which such common stock is traded, over the 20 consecutive trading days immediately preceding the first day of the Performance Period or the 20 consecutive trading days ending on (and including) the last day of the Performance Period.

e.
“TSR Performance” means the Company’s total shareholder return for the Performance Period as measured by dividing (A) the sum of (i) the cumulative amount of dividends per share for the Performance Period, assuming dividend reinvestment as of each applicable ex dividend date, and (ii) the increase or decrease in Stock Price from the first business day of the Performance Period to the last business day of the Performance Period, by (B) the Stock Price determined as of the first business day of the Performance Period.

2.
Growth in Tangible Book Value. [_____] GITBV Units (representing 75% of the Target Award Amount, the “Target GITBV Amount”) will be subject to vesting based on performance achievement against the following metrics measured on a cumulative basis over the Performance Period (using a three-year average):

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•	50% of the Target GITBV Amount will vest if 9.50% GITBV is achieved (threshold);

•	100% of the Target GITBV Amount will vest if 11.00% GITBV is achieved (target);

•	150% of the Target GITBV Amount will vest if 12.50% of GITBV is achieved (maximum).

The number of earned GITBV Units shall be interpolated on a straight-line basis based on achievement of GITBV levels between the performance metrics specified above. No GITBV Units shall be earned if GITBV is less than 9.50%, and the maximum GITBV Units that may be earned shall be capped at 150% of the Target GITBV Amount even if GITBV in excess of 12.50% is achieved.

The number of GITBV Units earned based on cumulative three-year GITBV performance as described above shall vest and shares representing such earned GITBV Units shall be delivered to the Employee upon the Committee’s certification of performance achievement following the end of the Performance Period.

3.
Total Shareholder Return. [___] TSR Units (representing 25% of the Target Award Amount, the “Target TSR Amount”) will be subject to vesting based on achievement of TSR Performance measured on a cumulative basis over the Performance Period as follows:

•	50% of the Target TSR Amount will vest if TSR Performance is consistent with the 25th percentile of the Peer Group (threshold);

•	100% of the Target TSR Amount will vest if TSR Performance is consistent with the 50th percentile of the Peer Group (target);

•	150% of the Target TSR Amount will vest if TSR Performance is consistent with the 75th percentile of the Peer Group (maximum).

The number of earned TSR Units shall be interpolated on a straight-line basis based on achievement of TSR Performance levels between the performance metrics specified above. No TSR Units shall be earned if TSR Performance is below the 25th percentile of the Peer Group, and the maximum TSR Units that may be earned shall be capped at 150% of the Target TSR Amount even if TSR Performance exceeds the 75th percentile of the Peer Group, provided, however, that if TSR Performance exceeds the 50th percentile but is negative, the maximum TSR Units that may be earned shall be capped at 100% of the Target TSR Amount.

The number of TSR Units earned based on cumulative three-year TSR Performance as described above shall vest and shares representing such earned TSR Units shall be delivered to the Employee upon the Committee’s certification of performance achievement following the end of the Performance Period.

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Schedule B

Tax Withholding Election Form

This form cannot be executed during a blackout period; and must be submitted to Stock Option Support in the Accounting Department at least 20 days prior to a scheduled performance restricted stock unit vesting.

The undersigned has received, pursuant to the Company’s 2009 Long-Term Stock Incentive Plan (the “Plan”), restricted stock units representing the right to receive shares of Common Stock, no par value, of the Company (“Units”) subject to the restrictions set forth in one or more Performance Restricted Stock Unit Award Agreement(s) (each an “Agreement”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the appropriate Plan and Agreement pursuant to which the Units were granted.

With respect to the satisfaction of any and all withholding tax obligations relating to the delivery of Shares pursuant to the terms of the appropriate Agreement, the undersigned hereby voluntarily elects (please choose one and initial on the space provided):

____	(i)
to have the Company withhold a number of shares of Common Stock otherwise issuable or deliverable sufficient to cover the undersigned’s minimum statutory withholding tax obligations in connection with the delivery of Shares pursuant to the Agreement.

____	(ii)
to withdraw the voluntary election dated _________ in connection with the delivery of Shares pursuant to the Agreement. This tax withholding election shall be deemed revoked by the undersigned when the Company receives a superseding Tax Withholding Election Form where this item (ii) is checked.

The undersigned understands that the Company may defer issuance and delivery of Common Stock until all tax withholding requirements are satisfied.

The vesting of the Units subject to the Agreement may at times occur during a blackout period. In such an event, you would be unable to elect to have shares of Common Stock withheld to cover withholding tax obligations. Thus, consistent with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, where item (i) above is checked, this Tax Withholding Election Form serves as your authorization to have the Company withhold a number of shares of Common Stock otherwise issuable or deliverable sufficient to cover

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the undersigned’s withholding tax obligations in connection with the delivery of Shares pursuant to the Agreement.

By executing this Tax Withholding Election Form, the undersigned represents and warrants that as of the date hereof he/she is not aware of any material nonpublic information with respect to the Company or any of its securities.

Date	Employee Name (Print)

Employee Signature

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